Exhibit 99.1

Key Energy Services, Inc.	July 27, 2016
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Announces Suspension of Trading and Commencement of NYSE Delisting Procedures; Common Stock Expected to Begin Trading on the OTC Markets

HOUSTON, July 27, 2016 /PRNewswire/ — Key Energy Services, Inc. (Key or the Company) (NYSE: KEG) today announced that it received notification from the New York Stock Exchange (NYSE) that the NYSE had determined to commence proceedings to delist the Company’s common stock as a result of the NYSE’s determination that the Company’s common stock was no longer suitable for listing on the NYSE based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE’s Listed Company Manual. The NYSE also suspended trading in the Company’s common stock effective immediately.

The NYSE stated that it will apply to the Securities and Exchange Commission (SEC) to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s determination. The Company does not intend to appeal the delisting determination.

The Company anticipates that its common stock will begin trading on the OTC Pink. Investors will be able to view quotes for the Company’s common stock on www.otcmarkets.com/home. The transition to the over-the-counter markets will not affect the Company’s business operations. The Company will remain subject to the public reporting requirements of the SEC following the transfer.

The Company previously disclosed receipt of a notification from the NYSE stating that the Company was not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE’s Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. Following receipt of such notice, the Company disclosed its intent to cure such deficiency in order to regain compliance with the NYSE’s continued listing requirements. However, the Company’s stock traded at levels considered by the NYSE to be abnormally low prior to the cure of the original deficiency.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations and beliefs. No assurance can be given that such expectations and beliefs will prove to have been correct. Whenever possible, these forward-looking statements are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Key Energy Services, Inc.	July 27, 2016
1301 McKinney Street
Suite 1800	Contact:
Houston, TX 77010	West Gotcher, Investor Relations
713-757-5539

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other SEC filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the SEC.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico and Russia.

Contact:

West Gotcher, Investor Relations

713-757-5539

2